Exhibit 16.1

Securities and Exchange Commission

450 Fifth Street, NW

Washington, DC 20549

May 22, 2015

Commissioners:

We have read Technical Communications Corporation’s statements included under Item 4.01 of its Form 8-K filed on May 22, 2015 and we agree with such statements concerning our firm.

/s/ McGladrey LLP
McGladrey LLP